RMS, Ltd.,
an Ohio limited partnership

SEC FORMS 4 & 5

POWER OF ATTORNEY

The undersigned, designated by the Board of Directors as a Section 16 Company Insider, hereby constitutes and appoints Robert G. Gephart, Geralyn M. Presti and Patricia A. Comai, with full power of substitution and resubstitution, as attorney of the undersigned, their name, place and stead, to sign and file under the Securities Exchange Act of 1934,
Section 16 Reporting Forms, and any and all amendments thereto, to be filed with the Securities and Exchange Commission pertaining to such filing, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the act of said attorney and any such substitute.

EFFECTIVE as of October 25, 2002.

By:	/s/ Charles A. Ratner
	Charles A. Ratner
	General Partner

By:	/s/ Samuel H. Miller
	Samuel H. Miller
	General Partner

By:	/s/ Abraham Miller
	Abraham Miller
	General Partner

By:	/s/ Deborah Ratner-Salzberg
	Deborah Ratner-Salzberg
	General Partner

By:	/s/ Joan Shafran
	Joan Shafran
	General Partner

By:	/s/ Brian Ratner
	Brian Ratner
	General Partner

By:	/s/ Ronald A. Ratner
	Brian Ratner
	General Partner

By:	/s/ Joseph Shafran
	Joseph Shafran
	General Partner